                                                                   EXHIBIT 10.80


            AMENDMENT NO. 1 TO THE GENERAL AGREEMENT FOR PURCHASE OF
                            CELLULAR SYSTEMS BETWEEN
            WESTERN WIRELESS CORPORATION AND LUCENT TECHNOLOGIES INC.


This is the first amendment ("Amendment No. 1") to the General Agreement for the Purchase of Cellular Systems ("Agreement"), between Western Wireless Corporation, a Washington corporation ("Customer") and Lucent Technologies Inc., a Delaware Corporation, ("Seller"), Contract No. LNM010196ERWWC, and is made effective as of the date January 1, 1998. Capitalized terms not defined herein shall have the same meaning given to such terms in the Agreement.

WHEREAS Seller and Customer desire to amend the Agreement as stated in this Amendment.

WHEREAS, in consideration of Seller's replacement of Customer's existing network equipment in [ * ] (the "Swapout"), Seller and Customer wish to extend the term of the Agreement by one (1) year.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

1. The Agreement is hereby amended to include the following terms and conditions:

A.   Definitions

1. "Acceptance" occurs upon shipment, or, if Products are installed by Seller, on acceptance by Customer, pursuant to the provisions of Section 4.2 of the Agreement or thirty (30) days from the date Seller submits its notice of completion of installation, whichever is sooner.

B.   Term of the Agreement

1. The term of the Agreement is hereby extended one (1) year to December 31, 2001. Seller shall also extend the time period by one year to December 31, 2001 for Customer to meet its volume purchase commitment under the Agreement. In accordance with this provision, the date December 31, 2000 is hereby changed to December 31, 2001 in Section 1.4; the date January l, 2001 is hereby changed to January l, 2002 in Section 1.10.1; the date March 2001 is hereby changed to March 2002 in Section 1.10.1 (a); and the date 2000 is hereby changed to 2001 in
Section 1.10.1 (h). In addition, the parties agree to extend for one year any other dates in the Agreement which may require such an adjustment.

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

LUCENT TECHNOLOGIES/WESTERN WIRELESS CORPORATION PROPRIETARY
CONFIDENTIAL                      RESTRICTED                     AMENDMENT NO. 1

C.   Swapout of U-MOD and T-MOD Equipment

1. The [ * ] specified in section 1.10.1 (m) of the Agreement which would have otherwise expired on [ * ], respectively shall remain in effect through [ * ]. This [ * ] shall apply at the rate of [ * ] per 5ESS or CDX. Seller will also extend the same [ * ] for any new 5ESS or CDX ordered by [ * ], with the exception of the 5ESS(s) for the replacement of existing network equipment ("Swapout") in [ * ], which is addressed elsewhere in this Amendment No. 1. Pricing is based on configurations substantially similar to those set forth in Attachments G and H to the Agreement. Any and all such [ * ] are conditioned upon return of the equipment in accordance with section 1.10.1(m).

D.   Landline Offer

1. Seller shall provide landline hardware and software capabilities to Customer in accordance with the model pricing and conditions set forth in Attachment "1" and Attachment "2", which are attached to this Amendment No. 1. The following Not To Exceed Prices are for Engineering and Installation Services of the equipment specified in the 5ESS Landline Pricing Model, and the CDX Landline Pricing Model.

                                        Engineering       Installation
5ESS Landline Pricing Model                [ * ]             [ * ]
CDX Landline Pricing Model                 [ * ]             [ * ]

Engineering and Installation for the equipment in the models only. Installation includes installation and handbook testing of equipment. Does not include end-to-end testing. Installation to have access to the building 24 hours as needed. Does not include abnormal travel and living, "hot slide" installations, hauling and hoisting, or warehousing in excess of 30 days.

Translations are not included in these prices.

2. Upon deployment of each model configuration, Seller shall activate packaged line/BRI features for one year after Acceptance [ * ]. Should Customer wish to continue usage of the features beyond [ * ], selected features will be subject to a [ * ]. Both invoices are due and payable in accordance with Section 1.11 of the Agreement.

3. Seller shall [ * ] on all landline 5ESS growth hardware during the first year after Acceptance of each Switch. Pricing excludes taxes, transportation, hauling, hoisting, warehousing, engineering, installation, voice mail systems, transmission (such as SLC) and power plant equipment. Any additional landline 5ESS feature software will be [ * ].

4. For the [ * ], Seller shall provide the Required and Optional Switch Software package set forth in Attachment 1 [ * ].

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

5. Seller shall provide use of Checkmate features as defined in Attachment "3" and attached hereto, [ * ].

6. Seller shall provide, [ * ], an on-site switch technician to provide support and administration and a customer care representative to interface with customers in a work-order and trouble ticket generation mode for each new CDX switch as described in Attachment "4". The length of stay for each switch and customer care technician shall be: [ * ]. A joint review of resource utilization shall be conducted every month by Seller and Customer.

7.   Seller shall provide [ * ].

8. Annual Release Maintenance Fees for wireless switch support are set forth in the Agreement. [ * ].

9. Switch Translations shall be priced in accordance with Attachment "5", which is attached to this Amendment No. 1.

10.  Customer shall [ * ].

11. All invoices that are submitted pursuant to this Amendment No. 1 are due and payable in accordance with Section 1.11 of the Agreement.

E.   [  *  ]

1. Seller shall provide incentive pricing for the [ * ] markets as outlined in Attachment "6", and specified in detail in Attachment "7", which are attached to this Amendment No. 1.

2. Upon Seller's and Customer's execution of this Amendment No. 1, Seller shall provide Customer with [ * ].

3.   Seller shall provide [ * ].

4.   Seller shall provide [ * ].

5.   [ * ].

6. [ * ]. The following are Not-To-Exceed Engineering Prices for the equipment specified for the Access Manager for [ * ]:

                                   Engineering
5ESS                                         [  *  ]
5ESS CDX or VCDX                             [  *  ]
IMS                                          [  *  ]

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

ECP                                          [  *  ]
OMP                                          [  *  ]

These prices are for engineering of a full blown 5ESS with 1 SM2000 and a CDX or VCDX with 1 SM2000 to support wireless service only for a system with [ * ] cell sites. The IMS/ECP/OMP are also sized to support a system with [ * ] cell sites. Power is not included.

These prices include the engineering for the access manager only. Included are:
     Cable rack and superstructure over/under the Switch/ECP complex
     Cabinet anchoring, cabinet grounding, end guards, cable trough, cross aisle connections
     Floor plan created in Autocad
     1 Site survey of building location
     Protected AC to feed protected equipment (all terminals, all printers, control room) if Lucent Power.

Not included:
     Cable rack and superstructure over/under telco lineups & misc relay rack lineups.
     Cable rack in power room/battery room #5ESS-200 lights.
     Complete ground system for telco room.
     Protected AC to feed protected equipment (all terminals, all printers, control room) if non-Lucent power.

All items listed are for hardware (cable rack, unistrut, aux framing, grounding, lights, anchoring, clips, bolts, nuts, etc.) and are for Switch/ECP/OMP complex only. Any power items (rectifiers, distribution, inverters, batteries, panels, power feeds, etc.) are not included in this scope of work and are handled by a completely separate scope.

F.   Miscellaneous Conditions

1.   [  *  ].

2.   [  *  ].

3.   [  *  ].

4. (a) The Seller represents and warrants that during the Warranty Periods set forth in Section 2.9(b) and 3.8(b), but in no event ending prior to December 31, 2001, any Seller Products and Software delivered by the Seller to the Customer under this Contract will:

          (i) accurately and fully record, store, present and process calendar dates falling on or after January 1, 2000 (including February 29, 2000), with substantially the same functionality as such products record, store, present and process calendar dates falling on or before January 1, 2000; and

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

          (ii) provide substantially the same functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, as it provides with respect to the introduction of records containing dates falling on or before December 31, 1999. All of the foregoing functionality shall be known as "Year 2000 Compliant."

     (b) When Customer purchases more than one version of Year 2000 Compliant Software, if they are intended by Seller to interoperate, all such versions of Year 2000 Compliant Software will be compatible and interoperate in such manner as to process between them, as applicable, date related data correctly as described in Section (a) above.

     (c) The foregoing sets forth an additional warranty for Seller's Products and Software. The failure of the Products and Software to meet the foregoing requirements during the warranty period set forth in Sections 2.9(b) and 3.8(b) entitles Customer to the remedies set forth in Sections 2.9(c) to (f).

     (d) Nothing in the foregoing shall be deemed to make Seller responsible for the Year 2000 capability of any third party Software interoperating or intending to operate with Seller's Software. Customer and/or the manufacturer or other supplier of such third party Software shall be responsible for any Year 2000 compliance and assuring the ability of such third party Software, not provided by Seller, to successfully operate while interoperating with Seller's Software.

5. Seller shall make good faith efforts to install and make ready for acceptance by Customer the CLEC model configurations for the [ * ] switch no later than [ * ].

Except as modified by this Amendment, all terms and conditions of the Agreement shall remain in effect and be fully applicable to this Amendment.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their duly authorized representatives on the date(s) indicated.

        Western Wireless Corporation                     Lucent Technologies, Inc.


By: /s/ Western Wireless Corporation             By:  /s/ Lucent Technologies, Inc.
   --------------------------------------           ------------------------------------

Title:  Chief Operating Officer                  Title:  V.P. Sales
      -----------------------------------              ---------------------------------

Date:  10/19/98                                  Date:  10/28/98
     ------------------------------------              ---------------------------------

* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.